UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

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REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c): On March 28, 2016, Redwood Trust, Inc. (“Redwood”) announced that its President, Brett D. Nicholas, would depart from employment with Redwood on July 1, 2016 and that Christopher J. Abate, Redwood’s Chief Financial Officer, would be promoted to President effective upon Mr. Nicholas’ departure. Redwood also announced that Mr. Abate would continue to serve as Chief Financial Officer until the conclusion of Redwood’s process of identifying a successor Chief Financial Officer. Further information relating to Mr. Abate that is responsive to the requirements of Item 5.02(c) of Form 8-K is incorporated by reference from (i) Redwood’s Proxy Statement for its 2015 Annual Meeting of Stockholders, a copy of which was filed with the SEC on March 20, 2015 and (ii) Item 5.02 of Redwood’s Current Report on Form 8-K filed with the SEC on January 4, 2016.

In connection with Mr. Nicholas’ departure, Redwood expects that Mr. Nicholas will accrue severance benefits in accordance with the terms of his employment agreement and that Redwood will incur a non-recurring severance-related charge totaling approximately $4 to $4.5 million, which is currently expected to be recorded in the first quarter of 2016.

The foregoing disclosures contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements related to: Redwood’s expectation that it will incur a non-recurring severance-related charge totaling approximately $4 to $4.5 million in connection with Mr. Nicholas’ departure from Redwood and Redwood’s current expectation that this severance charge will be recorded in the first quarter of 2016. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from Redwood Trust’s beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, that the severance-related charge described above may be greater than anticipated and/or that it may not be recorded (fully or partially) in the first quarter of 2016. Other risks, uncertainties, and factors that could cause actual results to differ materially from our expectations may be described from time to time in reports Redwood Trust files with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K. Redwood Trust undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.01. Regulation FD Disclosure.

On March 28, 2016, Redwood issued a press release announcing the departure of its President, Brett D. Nicholas effective July 1, 2016 and the promotion of Christopher J. Abate, Redwood’s current Chief Financial Officer to President effective upon Mr. Nicholas’ departure. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated March 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2016	REDWOOD TRUST, INC.
	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated March 28, 2016